Exhibit 5.1

O’Melveny & Myers LLP 610 Newport Center Drive 17ᵗʰ Floor Newport Beach, CA 92660-6429	T: +1 949 823 6900 F: +1 949 823 6994 omm.com	File Number: 135,615-00018

February 24, 2023

CareTrust REIT, Inc.
905 Calle Amanecer, Suite 300
San Clemente, CA 92673

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CareTrust REIT, Inc., a Maryland corporation (the “Company”), CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), CareTrust Capital Corp., a Delaware corporation (“CareTrust Capital” and, together with the Operating Partnership, the “Co-Issuers”) and the Company’s other direct and indirect subsidiaries (collectively, other than the Co-Issuers, the “Guarantors”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series; (iii) warrants to purchase Common Stock or Preferred Stock (individually or collectively, the “Warrants”) to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (iv) rights to purchase Common Stock or Preferred Stock (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; (v) units consisting of two or more series of Common Stock, Preferred Stock, Warrants and/or Rights (the “Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of the Units; (vi) debt securities of one or both of the Co-Issuers, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture (the “Base Indenture”), dated as of May 24, 2017, among the Co-Issuers, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and attached as Exhibit 4.9 to the Registration Statement, and one or more supplements or officer’s certificates to the Base Indenture establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”; the Base Indenture and the applicable Supplemental Indenture Documents are together referred to as the “Indenture”); and (vii) guarantees by the Company and/or the Guarantors of the Debt Securities (the “Guarantees”), which will be issued pursuant to the Base Indenture and the applicable Supplemental Indenture Documents. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

Austin  •  Century City  •  Dallas  •  Los Angeles  •  Houston  •  Newport Beach  •  New York  •  San Francisco  •  Silicon Valley  •  Washington, DC
Beijing  •  Brussels  •  Hong Kong  •  London  •  Seoul  •  Shanghai  •  Singapore  •  Tokyo

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Base Indenture;

(iii)	the charter of the Company as presently in effect;

(iv)	the charter or equivalent governing document of each of the Co-Issuers and the Guarantors, in each case as presently in effect;

(v)	the Amended and Restated Bylaws of the Company (the “Bylaws”) as presently in effect;

(vi)	the Amended and Restated Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) as presently in effect;

(vii)	the bylaws or equivalent governing document of each of the Co-Issuers and the Guarantors, in each case as presently in effect; and

(viii)
certain resolutions, or actions by written consent, adopted by the Board of Directors of the Company or equivalent managing body of each of the Co-Issuers and the Guarantors, relating to the registration of the issuance and sale of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Indenture, Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent that the Company’s, Co-Issuers’ or Guarantors’ obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have also assumed that, at or prior to the time of delivery of any applicable Securities, (i) the effectiveness of the Registration Statement has not been terminated or rescinded, (ii) an appropriate prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by the Securities Act and the applicable rules and regulations thereunder, has been prepared, delivered and has been or will be filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) each of the Company, the Co-Issuers and the Guarantors is validly existing and in good standing under the law of its respective jurisdiction of organization, with all corporate, partnership, or limited liability company power and authority to enter into the Indenture, Warrant Agreement, Rights Agreement or Unit Agreement to which it is a party and to perform its obligations thereunder, (iv) the Securities (other than Debt Securities) have been authorized by all necessary corporate action on the part of the Company (including, in the case of Preferred Stock, any filing or other corporate action necessary to create and establish the terms of such Preferred Stock), any Debt Securities have been authorized by all necessary corporate action on the part of CareTrust Capital and/or by all necessary action under the Delaware Revised Uniform Limited Partnership Act and the Partnership Agreement on the part of the Operating Partnership, as applicable, and any Guarantees have been authorized by all necessary action under the relevant limited liability act and the applicable operating agreement or limited liability company agreement of each applicable Guarantor on the part of such Guarantor, (v) Articles Supplementary creating and designating the number of shares and terms of any class or series of Preferred Stock to be issued by the Company will have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland, (vi) any Common Stock or Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for such Common Stock or Preferred Stock will not exceed the limits of the then remaining authorized but unissued amount of such Common Stock or Preferred Stock (including the applicable class or series of Preferred Stock) that the Company is then authorized to issue under its charter, (vii) the execution, delivery and performance of any applicable Supplemental Indenture Documents, Warrant Agreements, Rights Agreements or Unit Agreements with respect to the Securities have been duly authorized by all necessary corporate action on the part of the Company or, in the case of any Supplemental Indenture Documents, any necessary action on the part of the Co-Issuers and Guarantors, and each such agreement has been duly executed and delivered by the Company or the Co-Issuers and Guarantors, as applicable, (viii) there has not occurred any change in law or further action by the Board of Directors of the Company (or any authorized committee thereof) or equivalent managing body of the Co-Issuers or the Guarantors affecting the validity or enforceability the applicable Securities, and (ix) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company, the Co-Issuers or the Guarantors, as applicable, with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company, the Co-Issuers or the Guarantors, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company, the Co-Issuers or the Guarantors, as applicable.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.
With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock or Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2.
With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock or Preferred Stock relating to such Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

3.
With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Warrants or Rights relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.
With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents, (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Indenture and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Co-Issuers, enforceable against the Co-Issuers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.
With respect to any Guarantees offered under the Registration Statement (the “Offered Guarantees”), when (i) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Guarantees have been duly authorized, executed and delivered by each party thereto, and (ii) the Offered Guarantees have been duly authorized, executed, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement, the Offered Guarantees will be legally valid and binding obligations of the Company and/or the Guarantors, as the case may be, enforceable against the Company and/or the Guarantors, as the case may be, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/S/ O’MELVENY & MYERS LLP